Exhibit 77C
          Kemper Strategic Income Fund
          Form N-SAR for the period ended 11/30/95
          File No. 811-8382


          A special meeting of Registrant's shareholders was held on September 19, 1995. Votes regarding the items submitted to shareholder vote are set forth below.

          Item 1:  Election of Members to the Boards

                   James E. Akins

                       Vote             Number
                       ----             -----------
                       FOR                3,048,354
                       WITHHELD             120,743

                   Fred B. Renwick

                       Vote             Number
                       ----             -----------
                       FOR                3,048,354
                       WITHHELD             120,743


          Item 2:  Selection of Independent Auditors

                       Vote             Number
                       ----             -----------
                       FOR                3,117,771
                       AGAINST               14,747
                       ABSTAIN               36,579


          Item 3:  New Investment Management Agreement

                       Vote             Number
                       ----             -----------
                       FOR                3,082,411
                       AGAINST               24,175
                       ABSTAIN               62,511








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